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                                                                    EXHIBIT 16.1

December 15, 2004



Securities & Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read Item 4.01 of Form 8-K/A (Amendment No. 1) dated October 6, 2004, of EZCORP, Inc., and are in agreement with the statements contained therein in the second and third sentences of paragraph 1, and paragraphs 2 and 3 in their entirety. We have no basis to agree or disagree with other statements of the registrant contained therein.


Very truly yours,

/s/ Ernst & Young LLP
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ERNST & YOUNG LLP